UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 13, 2019

Hines Global Income Trust, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 000-55599

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01    Entry into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 13, 2019, Hines Global REIT II Properties, L.P., (the “Operating Partnership”) a majority-owned subsidiary of Hines Global Income Trust, Inc. (“Hines Global” and, together with its subsidiaries, the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (“Chase”), as lender and Administrative Agent, providing for borrowings denominated in U.S. dollars, British pounds sterling, Euros, Australian dollars, Canadian dollars, or Japanese yen. The initial aggregate amount of the lender’s commitments is $55 million, with aggregate foreign currency commitments constituting up to 50% of that amount.  The initial commitment is a revolving loan commitment, however, the Credit Agreement also provides for the possibility of term loan commitments by the existing lender or additional lenders who many become parties to the Credit Agreement from time to time. Pending future commitments, the maximum aggregate borrowings could be increased to up to $300 million.  The Credit Agreement has a maturity date of September 13, 2022, subject to two twelve-month extensions at the option of the Company.

Interest on the loans will be payable based on either (a) the Alternate Base Rate plus the Applicable Rate or (b) the Adjusted LIBO Rate plus the Applicable Rate, subject to the Company’s election; provided, however, for revolving loans denominated in Australian dollars, Canadian dollars, Euros, or Japanese Yen, the Australian Bill Rate, the CDOR Rate, the EURIBOR Screen Rate or the Yen Rate, respectively, will be referred to in lieu of the Adjusted LIBO Rate.  The Alternate Base Rate is equal to the greatest of: (a) the Prime Rate, (b) Federal Funds Effective Rate plus 0.5%, or (c) an adjusted LIBO rate for a one month period plus 1.0%.  The Adjusted LIBO Rate is equal to the LIBO rate, which is derived from the London interbank offered rate (“LIBOR”), for the applicable interest period, as determined by Chase, multiplied by the Statutory Reserve Rate determined by the Board of Governors of the Federal Reserve System of the United States of America, provided that, with respect to borrowings denominated in a foreign currency, the Adjusted LIBO Rate will be equal to the LIBO Rate.  Customary fall-back provisions apply if LIBOR is unavailable. The Applicable Rate is based on the Company’s ratio of indebtedness to total asset value and will be determined as set forth in the Credit Agreement.  The Applicable Rate for loans bearing interest determined by reference to the Alternative Base Rate will range from 0.35% to 1.05%, and the Applicable Rate for loans bearing interest determined by reference to the Adjusted LIBO Rate will range from 1.35% to 2.05%, in each case depending on the ratio and whether it is a revolving loan or a term loan.

The Credit Agreement contains customary events of default, with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens.  The Credit Agreement also requires the maintenance by the Company of certain ratios of indebtedness to total asset value, certain levels of debt service coverage, a minimum net worth and other certain unencumbered value and interest coverage ratios.

If any events of default occur and are not cured within applicable grace periods or waived, the outstanding loans may be accelerated and the lenders’ commitments may be terminated. The occurrence of the bankruptcy-related defaults will result in the automatic termination of commitments and acceleration of the loans. Hines Global and several of its affiliates have unconditionally guaranteed payment and performance of the Operating Partnership’s obligations under the Credit Agreement.

The Company is required to have at least one property unencumbered by debt as of the closing date of the Credit Agreement, increasing to at least five properties within one year from the closing date of the Credit Agreement that are unencumbered by debt, and to maintain an aggregate occupancy rate in the unencumbered pool of at least 80% .

The lender under the Credit Agreement and its affiliates have various relationships with the Company and its affiliates involving the provision of financial services, including cash management, investment banking and trust services.  In addition, the Company and some of its affiliates may enter into foreign exchange and other derivative arrangements with certain of the lender and its affiliates.

The description above is a summary and is qualified in its entirety by the Credit Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 8.01 Other Items.

Acquisition of The Promenade Shops at Briargate

Hines Global acquired The Promenade Shops at Briargate from IMI Colorado Springs LLC (the “Seller”) on September 13, 2019. The net purchase price was $93.2 million, exclusive of transaction costs and closing prorations. The Promenade Shops at Briargate is an outdoor retail center located in Colorado Springs, Colorado. It consists of 236,539 square feet and is 91% leased to fifty-three tenants. The Seller is not affiliated with Hines Global or its affiliates.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Credit Agreement dated as of September 13, 2019 among Hines Global REIT II Properties LP and JPMorgan Chase Bank, N.A., as Administrative Agent.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the availability of borrowings under the Credit Agreement, the potential increase in aggregate commitments under the Credit Agreement and the Company’s ability to extend the maturity date of the Credit Agreement are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements generally can be identified by the use of words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” or similar words or phrases intended to identify information that is not historical in nature. These risks and uncertainties include, without limitation, risks associated with the Company’s ability to continue to maintain its covenants under the Credit Agreement and meet other requirements under the Credit Agreement, and other risks described in the “Risk Factors” section of Hines Global’s Annual Report, as updated by its other filings with the SEC. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. All subsequent written and oral forward-looking statements attributable to Hines Global or any person acting on Hines Global’s behalf are qualified by the cautionary statements in this section. Except as otherwise may be required by law, Hines Global undertakes no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Current Report on Form 8-K. You are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global Income Trust, Inc.

September 19, 2019	By:	/s/ A. Gordon Findlay
Name: A. Gordon Findlay
Title: Chief Accounting Officer and Treasurer